FORM OF


                               CUSTODIAN AGREEMENT

                   FIRST INVESTORS SINGLE PAYMENT AND PERIODIC
                   PAYMENT PLANS FOR ACCUMULATION OF SHARES OF
                        FIRST INVESTORS GLOBAL FUND, INC.


     THIS AGREEMENT, dated the day of , 19 , by and between FIRST INVESTORS CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called "Sponsor"), and IRVING TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York (herein called "Custodian").

                                   WITNESSETH:

     WHEREAS, the Sponsor acts as issuer of a unit investment trust (the "Trust"), as defined in Section 4(2) of the Investment Company Act of 1940, as amended, which accumulates shares of stock of First Investors Global Fund, Inc. and distributes to the public single payment plan certificates and periodic payment plan certificates with and without insurance issued by the Trust; and

     WHEREAS, under Section 26(a) of the Investment Company Act of 1940, as amended, the agreement of custodianship pursuant to which the securities of the Trust are issued and sold must designate a trustee or custodian; and

     WHEREAS, the Custodian is willing to be designated as Custodian and to act in accordance with the provisions of this Agreement.

     NOW THEREFORE, in consideration of the premises, the parties hereto, intending to be legally bound hereby, DO HEREBY AGREE AS FOLLOWS:

     1. During the term of this Agreement Sponsor shall deliver or cause to be delivered to Custodian, all securities, cash, checks, and other property in which the funds of the Trust are invested or are to be invested, all funds held for such investment, all equalization, all redemption, and other special funds of the trust, and all income upon, accretions to, and proceeds of such property and funds, subject to the terms of this Agreement.

     2. The Custodian shall segregate and hold the securities and property described in Section 1 above and delivered to it hereunder in custody under this Agreement, subject to the following disbursements, deliveries, and exchanges:

          (a) any disbursement, delivery, exchange or other surrender of securities or property the Sponsor may direct by Written Instruction (including disbursements and deliveries to planholders, creditors, the Sponsor, its affiliates, and any other person named in any such Written Instruction); and

          (b) if the Custodian is not otherwise remunerated therefor, it may charge against and collect from the income of the Trust, and from the corpus thereof if no such income is available, such fees for its services and such reimbursement for its expenses as are provided in Schedule A attached hereto, as amended from time to time by mutual agreement of Sponsor and Custodian, provided, however, that no such charge or collection shall be made except for services theretofore performed or expenses theretofore incurred.

     3. The Sponsor shall be solely responsible for the performance of all functions relating to the Trust not expressly and specifically required to be performed hereunder by the Custodian. Without limitation of the foregoing, the Sponsor shall:

          (a) Provide for the rendition of, or render itself, all record keeping and administrative services necessary to the maintenance of Planholder accounts and operations of the Trust, including, but not limited to, records reflecting the issuance of Plan Certificates and the names and addresses of the holders of Plan Certificates;

          (b) Be responsible for compliance by the Trust with any applicable laws, rules and regulations of any regulatory agency or governmental body having jurisdiction over the Trust including, but not limited to, filing tax reports, returns or other tax documents required to be filed by the Trust by applicable law or pursuant to the provisions of the Registration Statement;

          (c) Arrange for any desired or required substitution for Fund Shares, and notify Planholders of any such substitution not later than five days thereafter, in accordance with the provisions of applicable law;

          (d) Arrange for the acquisition of Fund Shares and for the delivery to the Custodian of the proper number of Certificates for such Fund Shares registered in the name of the nominee of the Custodian;

          (e) Arrange for the redemption of Fund Shares;

          (f) Receive, and appropriately process, all Planholder Applications, Share Certificates, payments and other contracts and communications, including but not limited to securing for cancellation and cancelling redeemed or terminated

Plan Certificates.

     4. All securities and property delivered to the Custodian hereunder shall be maintained, subject to disbursements authorized in Section 2 above, in the following accounts:

          (a) The Custodian shall maintain a Cash account in its own banking department for the deposit of: [i] all cash forwarded by the Sponsor; [ii] cash dividends and capital gains distributions received on Fund Shares held by the Custodian; [iii] insurance premiums and proceeds received by the Custodian; [iv] proceeds of redemptions of Fund Shares received by the Custodian and [v] any other accretions (in the form of cash or cash equivalents) to property held by the Custodian hereunder received by the Custodian. The Custodian shall at all times maintain an accurate total balance of all cash and cash equivalents held from time to time in such account, but shall have no obligation to establish or maintain separate balances for any Planholder, any other breakdown of the aggregate balance, or any separate accounting of the sources of such cash or cash equivalents.

          (b) The Custodian shall maintain a Share Account which shall, at all times reflect the total number of Fund Shares held by the Custodian in the name of its nominee or nominees for the account of Planholders, but shall have no obligation to establish or maintain separate balances reflecting the number of Fund Shares accumulated for each Planholder or to maintain any separate accounting of the sources of such Shares. The Share Account balance shall consist of the total of all Fund Shares delivered to the Custodian hereunder, whether such Fund Shares represent shares purchased for Planholders, shares received as a result of a stock dividend, split, merger or other reorganization involving the Fund, or shares representing reinvested dividend or capital gains distributions. The Custodian shall vote the Fund Shares in its possession at all regular and special meetings of the Stockholders of the Fund in accordance with the Written Instructions of the Sponsor and to that end shall execute and deliver to the Sponsor proxies and other appropriate authorizations relating to the voting of Fund Shares as such Written Instructions shall specify.

          The Custodian is authorized and directed to withdraw cash or Fund Shares held by it, and to deliver cash or certificates for shares (in proper form for transfer) to the Sponsor, or its designee, upon receipt of, and in accordance with, the Sponsor's Written Instructions.

     5. Transfer of Fund Shares, Share Certificates, cash and other property between Custodian and Sponsor shall be effected in accordance with the operational arrangements described in Schedule B, attached hereto, as amended from time to time by mutual agreement of Sponsor and Custodian.

     6. The term "Written Instruction(s)" shall mean an authorization, configuration, instruction, or request issued by or on behalf of the Sponsor. All Written Instructions shall be dated and bear the signature of such of the officers and agents of the Sponsor, as may be authorized to sign Written Instructions in accordance with the names and numbers specified in the most recent incumbency and signature certificate delivered by the Sponsor to the Custodian. Such incumbency and signature certificate shall set forth the names and signatures of all persons authorized to sign Written Instructions and shall be executed and attested to by the President and Secretary, respectively, of the Sponsor and shall have the Sponsor's corporate seal affixed thereto. The Custodian shall be fully protected in acting upon Written Instructions bearing the signatures as set forth in the most recent incumbency certificate delivered by the Sponsor to the Custodian. For the purposes of issuing "Written Instructions" the term "Sponsor" shall include an affiliate of the Sponsor appointed pursuant to Section 13(a) below.

     7. In payment for its services under this Agreement, the Sponsor shall pay to the Custodian, on a monthly basis, or in such other basis as the Custodian and Sponsor may agree, the fees set forth in Schedule A hereto. If, after a reasonable time has elapsed after demand therefor, the Custodian has not received fees due, the Custodian may collect the amount owing in accordance with
Section 2 above, and in such event, the Custodian shall promptly notify the Sponsor of the amount of charges collected, the source from which such charges were collected and the date such collection was effected.

     8. As soon as possible after the close of each month, and in no event, later than the tenth working day of the subsequent month, the Custodian shall render a statement to the Sponsor setting forth as of the end of said month the closing balance of the Share Account (including Fund Shares confirmed for delivery to the Custodian) and the closing balance of the Cash Account.

     9. The Custodian shall be obliged to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied obligations shall be read into this Agreement against the Custodian. Without limiting the generality of the foregoing sentence, the Custodian specifically:

          (a) is limited to bare custody of the assets and property delivered to it hereunder, [subject to disbursement to such parties, including the Sponsor, as the Sponsor may direct by Written Instruction] and to rendering the reports described in Section 8.

          (b) Except as provided in Section 4 above, assumes no duty, obligation or responsibility whatsoever to exercise any voting or consent powers with respect to the Fund Shares held by it from time to time hereunder; no duty to poll or inform Planholders on matters with respect to which Planholders may exercise voting rights and shall incur no liability in acting in accordance with Written Instructions received by the Custodian from the Sponsor in connection with the exercise of voting rights by Planholders.

          (c) Assumes no duty, obligation or responsibility whatsoever to handle, forward, or process in any way, notices of shareholder meetings, proxy statements, annual reports, notices or written materials of any kind sent to the Planholders.

          (d) Shall not be liable for any taxes, assessments, exchange controls, or other governmental charges which may be levied or assessed upon Fund Shares held by it hereunder, upon income therefrom or otherwise whatsoever.

          (e) Shall not be liable or responsible in any manner whatsoever for any statement or omission in the Prospectuses or Registration Statements of the Fund or the Trust, all of which are the sole responsibility of the Sponsor of the Fund.

          (f) Shall not be under any obligation to pay interest on any monies received by the Custodian under or pursuant to this Agreement.

          (g) Shall not be obliged to prosecute any claim on behalf of the Planholders or the Sponsor, or to defend any claim against the same, except as to any claim occasioned by the Custodian's own negligence, bad faith or willful misconduct in the performance of its duties as specifically set forth in this Agreement.

          (h) Shall have no obligation whatsoever to maintain Planholder account records of any kind or communicate with Planholders in any fashion.

          (i) Shall not be liable for any securities or property except to the extent that such securities and property are delivered into the physical custody of the Custodian or its nominee. Property acknowledged by the Deposit Bank to have been deposited in the "Transmission Account" (described in Schedule B shall be deemed to be property delivered into the physical custody of the Custodian or its nominee and any dispute concerning transmission of said property between Deposit Bank and Custodian shall be resolved by Custodian at its expense and risk. Any dispute as to whether property was deposited in said Account shall be resolved by the Sponsor, at its expense and risk.

     10. No  liability  of any kind  shall be  attached  to or  incurred  by the

Custodian, by reason of its custody of the cash, Shares or other assets, held by it from time to time under this Agreement, or otherwise by reason of its position as Custodian hereunder, except only for its own negligence, bad faith, or willful misconduct in the performance of its duties as specifically set forth in this Agreement. Without limiting the generality of the foregoing sentence, the Custodian:

          (a) Shall not be liable for anything done or suffered to be done in accordance with any Written Instruction.

          (b) May rely and shall be protected in acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. With respect to documents and notices of material importance to the Sponsor [other than those received in the ordinary course of business] the Custodian shall give reasonable notice thereof to the Sponsor.

     11. The Sponsor hereby undertakes to indemnify, defend, and save harmless the Custodian of and from any and all claims, actions, assessments, proceedings, demands, costs, expenses, liabilities, losses, and damages whatsoever arising out of, or in connection with, the Custodian's custody of the Securities and property held by it from time to time under this Agreement, or out of, or in connection with, the Custodian's status, acts or omissions under this Agreement, except only for the Custodian's own negligence, bad faith or willful misconduct in the performance of its duties as specifically set forth in this Agreement. Without limiting the generality of the foregoing, the Sponsor hereby undertakes to indemnify, defend, and save harmless the Custodian of and from any and all claims, actions, assessments, proceedings, demands, costs, expenses, liabilities, losses and damages whatsoever:

          (a) Relating to any Securities, or property which were not delivered into the physical custody of the Custodian or its nominee.

          (b) Due to the failure of the Sponsor, the Fund or the unit investment trust, to comply with any applicable law, regulation, or order of the Securities and Exchange Commission, the Federal Government, or any other State or Federal governmental authority, body or board, or of any self-regulatory body having jurisdiction relating to the sale, registration, or qualification of the Plans or any of them, or the Shares sold in connection therewith, or any other aspect of the unit investment trust whatsoever.

          (c) Due to the failure of the Sponsor to comply with any of its proper undertakings and responsibilities in connection with the Plans.

          (d) Due to or in connection with the performance or non-performance of the Custodian's obligations as specifically set forth in this Agreement, unless such performance or non-performance was due to the negligence, bad faith or willful misconduct of the Custodian.

          (e) Arising out of a claim that with respect to Plans issued prior to the effective date of this Agreement, such Plans, the applications therefor, the declarations of trust and other documents relating thereto require the Bank or First Pennsylvania Bank N.A. to perform duties which it was required to perform heretofore but is no longer required to perform under this Agreement.

     12. In connection with the indemnification provided by Section 11 above, the following additional provisions shall be effective:

          (a) The Custodian shall not confess, settle, compromise, or pay any claim, action, assessment, proceeding demand, cost expense, liability, loss, or damage subject to indemnification under Section 11 without at least fourteen (14) days' prior written notice to the Sponsor setting forth the general nature of the matter including the identity of the claimant. During said fourteen (14) day period, the Sponsor may assume the defense of any such claim, action, assessment, proceeding or demand.

          (b) Upon written request of the Custodian, the Sponsor shall assume the entire defense of any claims subject to the indemnity set forth in
     Section 11 or the joint defense with the Custodian of such claim as the Custodian shall reasonably request.

          (c) All indemnity, defense, and assurance provisions of this Agreement shall indefinitely survive the termination of this Agreement.

     13. Either the Custodian or the Sponsor may terminate this Agreement at any time upon one hundred twenty (120) days' notice in writing to the other. Upon receipt or delivery of any such notice of termination, the Sponsor shall promptly obtain as a successor custodian, a bank or trust company in good standing and with legal capacity to act. On the effective date of termination, the Custodian shall transfer to such successor custodian all assets of the Trust then held by it as Custodian, less charges due the Custodian. If no successor custodian is prepared to accept transfer on the effective date of termination, the parties may extend the termination date upon such terms and conditions as the parties hereto may mutually agree, which terms must guarantee the Custodian a reasonable return on its services. Unless such mutual agreement is reached with respect to the rendition of services by the Custodian, the Custodian may, in its discretion, refuse to accept any assets relating to Plan Certificates issued after the termination date set forth in such notice, but this Agreement shall remain in effect with respect to all Plan Certificates issued prior to such termination date until the respective termination dates of each Plan Certificate issued prior to the termination date set forth in the notice of termination.

          (a) This Agreement shall not be assigned, modified or amended by either of the parties hereto without the prior written consent of the other party provided, however, that the Sponsor may assign to an affiliate thereof its responsibility to provide Planholder bookkeeping and administrative services required for the operation of the Trust or necessary to the maintenance of Planholders' accounts.

          (b) The Registration Statement, Prospectuses, Plan Applications, Plan Certificates, Schedules (except Schedule A), confirmations, notices, sales literature, tax and other returns and reports and documents of the Trust and all communications with Planholders shall be prepared by, or at the direction of, the Sponsor and any revisions or amendments of the foregoing materials shall be prepared and effected by the Sponsor without the approval of the Custodian provided, however, that to the extent that any of such materials contain provisions or statements describing the functions of the Custodian, such provisions and statements shall be subject to the reasonable approval of the Custodian.

     14. Nothing in this Agreement is intended to or shall require the Custodian to perform any function or service on any day when the Custodian is closed for general business.

     15. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires:

          (a) The term "Fund" shall mean First Investors Global Fund, Inc., a Maryland corporation, and any investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, substituted for First Investors Global Fund, Inc.

          (b) The term "Fund Shares" means shares of common stock issued by the Fund and any shares of common stock substituted therefor by the Sponsor.

          (c) The "Plan Certificate" shall mean a Certificate issued by the Trust evidencing a beneficial interest in the assets and income of the Trust and shall include Single Payment Plan Certificates, Periodic Payment Plan Certificates and Periodic Payment Plan Certificate with Insurance, a specimen of which is filed as an exhibit to the Registration Statement.

          (d) The term "Plan Application" shall mean an application for the issuance of Plan Certificates.

          (e) The term "Securities" shall include Fund Shares and any other security in which assets of the unit investment trust may be invested.

          (f) The term "Trust" means the unit investment trust which issues Plan Certificates for the accumulation of Fund Shares in accordance with the provisions of this Agreement or a prior agreement with First Pennsylvania Bank N.A., if any.

     16. This Agreement shall be executed in four or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed one and the same agreement. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York and shall become effective on the first date written above and shall thereupon supercede all previous agreements.

     IN WITNESS WHEREOF, the Sponsor has caused this Agreement to be executed by its President, attested by its Secretary and its corporate seal to be hereunto affixed; and the Custodian has caused this Agreement to be executed by its duly authorized Vice President and attested to by one of its Assistant Secretaries, and its corporate seal to be hereunto affixed, all as of the date and year first above written.

(SEAL)                                      FIRST INVESTORS CORPORATION
ATTEST:


____________________                        By:____________________________

Secretary & Counsel                                  President



(SEAL)
ATTEST:                                     IRVING TRUST COMPANY

__________________                          By:__________________________

Assistant Secretary                                  Vice President

                                   SCHEDULE A
                                   ----------

                     Operational Agreement for Transmitting
                   Planholder Payments, Sponsor and Planholder
                      Fund Shares, and Redemption Proceeds,
                       Dividends and Distributions Paid in
                              Cash to Planholders.

     1. Sponsor shall instruct all Planholders to remit payments to the Sponsor, and to make such payments payable to the order of the Sponsor.

     2. Upon receipt of Planholders' payments, Sponsor shall deposit such payments into an account maintained by the Custodian in a New York or New Jersey bank or savings and loan acceptable to the Sponsor for transmission to the Custodian (the "Transmission Account").

     3. The Sponsor or its affiliate designated pursuant to Section 13(a) of the Agreement shall maintain at Irving Trust Company or at a bank or savings and loan located in New York, New Jersey or Pennsylvania a checking account (herein called the "Payment Account") and shall remit via said Payment Account to the proper payees the amounts due from redemption of Fund Shares and from dividends and distributions on Fund Shares payable in cash to Planholders. On each date that the Sponsor or its affiliate mails or otherwise forwards checks drawn on said Payment Account to payees, Sponsor or its affiliate shall give the Custodian immediate telephone advice (to be confirmed by Written Instructions) to transfer the amount of said checks, in collected balances, from the Custody Account to the Payment Account. The Sponsor shall be responsible for maintaining at all times sufficient collected balances in the Custody Account to transfer funds to cover all checks issued in accordance with this procedure. When redemption requests require presentation of Fund Shares to the Fund or its agent and when dividends and capital gains distributions on Fund Shares are paid to the Custodian, the Custodian shall promptly notify the Sponsor or its affiliate designated pursuant to Section 13(a) of the Agreement when the proceeds of such redemption or the capital gains distributions or dividends, as the case may be, are received by the Custodian and such notice shall notify the amount received in each case.

                                   SCHEDULE B
                                   ----------


     Operational Arrangements Regarding the Transfer of Fund Shares, Share Certificates, Cash and other Property Between Custodian and Sponsor